Exhibit 99.2

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
P.O. BOX 8016, CARY, NC 27512-9903	Go To: www.proxypush.com/HVBC
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote
PHONE Call 1-866-859-2443
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

HV Bancorp, Inc.
Special Meeting of Shareholders
For Shareholders of record as of

TIME:	________,___ 2023

PLACE:	2005 South Easton Road, Suite 304
Doylestown, Pennsylvania 18901

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Scott W. Froggatt, Robert J. Marino and Travis J. Thompson (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of HV Bancorp, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

HV Bancorp, Inc.

Special Meeting of Shareholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

		FOR	AGAINST	ABSTAIN
1.	To consider and vote upon a proposal to approve the Agreement and Plan of Merger by and among Citizens Financial Services, Inc. (“CZFS”), a Pennsylvania corporation, CZFS Acquisition Company, LLC, a Pennsylvania limited liability company and wholly-owned subsidiary of CZFS (“CZFSAC”), First Citizens Community Bank, a Pennsylvania-chartered bank and wholly-owned subsidiary of CZFSAC (“FCCB”), HV Bancorp, Inc., a Pennsylvania corporation (“HVBC”) and Huntingdon Valley Bank, a Pennsylvania-chartered savings bank and wholly-owned subsidiary of HVBC (“HVB”), dated October 18, 2022, pursuant to which (i) HVBC will merge with and into CZFS, with CZFS as the surviving entity and (ii) HVB will merge with and into FCCB, with FCCB as the surviving entity (the “merger proposal”).	☐	☐	☐	FOR
		☐	☐	☐	FOR
2.	To consider and vote upon a proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of HVBC in connection with the merger (the “compensation proposal”).
		☐	☐	☐	FOR
3.	To consider and vote upon a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement.

You must register to attend the meeting online and/or participate at www.proxydocs.com/HVBC

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date